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Exhibit 10.6

                  AGREEMENT FOR SITE MANAGEMENT, MARKETING AND
                         INTERNET ADVERTISING SERVICES


THIS AGREEMENT is made the 1st day of September 2001.

BETWEEN:

             NEXT LEVEL INC., a limited liability company incorporated under the laws of the Nevada and having its principal offices at 3rd Floor, 1286 Homer Street, Vancouver, British Columbia, V6B 2Y5

                                                              (the "OPERATOR")

AND:

             BINGO.COM, INC., a limited liability company incorporated under the laws of Florida and having its principal offices at 3rd Floor, 1286 Homer Street, Vancouver, British Columbia, Canada, V6B 2Y5

                                                              (the "COMPANY")

BACKGROUND:

A. The Company operates and maintains an Internet portal or Website that hosts, operates, and organizes skill-based bingo tournaments and competition and provides an online reference for information and activities relating to bingo (the "BUSINESS").

B. The Operator has the necessary personnel, resources, experience, skills, and background in the provision of website hosting, site management, marketing and internet advertising services to effectively operate and manage those functions for the Business.

C. The parties have agreed to enter into this Agreement on the terms and conditions set forth below.

AGREEMENTS:

In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

1.       DEFINITIONS

1.1      In this Agreement:




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         "ADVERTISEMENT" means all forms of promotion and advertisement which may be included or displayed in a Website or portal, including without limitation, banners, pop-ups, emails, and hyperlinks which, when clicked by a mouse, move Internet users from one Website to another Website;

         "ADVERTISING INVENTORY" means all Advertisements and email lists which are now or hereafter available for inclusion or display in the Company's Website;

         "CONFIDENTIAL INFORMATION" has the meaning set out in section 9.1;

         "EFFECTIVE DATE" means the date of this Agreement;

         "INTERNET" means the world-wide network of computers commonly understood as the Internet; and

         "WEBSITE" means a series of interconnected web pages intended to be accessible by Internet users with web browsers, including without limitation all software, content, artwork, trademarks, trade names, logos, text, pictures, sound, graphics, video, data, and other materials used or necessary for the creation and maintenance of the Website.

2.       WEBSITE HOSTING

2.1 Subject to the terms of the agreement attached as Schedule A, the Operator will provide the necessary services, software and computer equipment to host the Company's Website on the Operator's web server for access by Internet users (the "WEBSITE HOSTING SERVICES").

3.       REPRESENTATIONS & WARRANTIES

5.1      The Company represents and warrants that:

         (a) it has the right to enter into this Agreement and allow the Operator to perform the website hosting, site management, marketing and internet advertising services;

         (b) the Website is owned or licensed by the Company and the Company has the authority to provide it to the Operator to allow the Operator to perform the website hosting, site management, marketing and internet advertising services;

         (c)  it has the right to grant the licenses in this Agreement;

         (d)  it has unencumbered rights in the Domain Name;

         (e) the Domain Name has been registered without committing fraud or misrepresentation;

         (f)  it has not used the Domain Name for any illegal purpose;




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         (g)  to the best of the Company's knowledge, the use of the Domain Name does not infringe the trademark rights of any third party; and

         (h) it has not received any claim from a third party that the use of the Domain Name violates the trademark rights of any third party.

4.       COMPANY RESPONSIBILITIES & INDEMNITY


4.1 The Company represents, warrants, and covenants that it is and will at all times be in compliance with all applicable local, provincial, federal, and international laws, including but not limited to those laws regarding:

         (a)  court-ordered publication bans;

         (b) restrictions on publishing, printing, distributing, possessing, selling, advocating, promoting, or exposing obscene or threatening material, child pornography, or hate propaganda, and the Company understands that these situations could generate criminal liability;

         (c) restrictions on the use of trademarks or trade names, or any work that is protected by copyright, trade secret, patent, or other intellectual property laws, including, without limitation, software;

         (d) restrictions on defamation, libel, harm to reputation, invasion of privacy, misuse, or failure to protect personal information, violation of secrecy, confidentiality, unfair competition, and other situations that could generate liability; and

         (e)  export and import restrictions.

4.2 The Company and Operator will be jointly responsible for the design of Company's Website and the implications of hosting of Company's Website and any and all items, statements, or other content transmitted, posted, received, or created through the Company's Website, even if transmitted, posted, received, or created by someone else, and the Company will defend, indemnify, and hold the Operator, its affiliates and their respective directors, officers, employees, agents, and contractors harmless from any loss, damage, or liability which may result therefrom or for breach of Articles 3 or 4.

4.3 The Company will comply with all of the Operator's reasonable and lawful Internet policies.

4.4 The Company will indemnify, defend, and hold the Operator, its affiliates and their respective officers, directors, contractors, and agents harmless from any and all third-party claims, demands, or actions and resulting costs (including without limitation, punitive damages, court costs, arbitration fees, penalties, fines, amounts paid in




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         settlement of claims, and reasonable legal fees, disbursements, and expenses of investigation) that the Website infringes a patent, copyright, trade secret, or other intellectual property right. This section 4.4 will survive the termination of this Agreement.

5.       OWNERSHIP & LICENSE

5.1 The parties acknowledge that at all times the Company is the owner of the Website.

5.2 The Company licenses to the Operator a nonexclusive, royalty-free, world-wide right to store, copy, reproduce, and display the Company's Website, as is necessary for the Operator to perform the website hosting, site management, marketing and internet advertising services.

6.       CONFIDENTIALITY

6.1 The terms of this Agreement, the copy of the Website, and any other source code, computer program listings, techniques, algorithms, and processes and technical and marketing plans or other sensitive business information, including all materials containing said information, which are supplied by the Company to the Operator is the confidential information (the "CONFIDENTIAL INFORMATION") of the Company.

6.2 The Operator agrees that, except as authorized in writing by the Company, the Operator will:

         (a) preserve and protect the confidentiality of all Confidential Information;

         (b) not disclose to any third party the existence, source, content, or substance of the Confidential Information or make copies of the Confidential Information;

         (c) not deliver any Confidential Information to any third party, or permit the Confidential Information to be removed from the Operator's premises;

         (d) not use any Confidential Information in any way other than to provide the website hosting, site management, marketing and internet advertising services as contemplated in this Agreement;

         (e) not disclose, use, or copy any third party information or materials received in confidence by the Operator for purposes of work performed under this Agreement; and

         (f) require that each of its employees who work on or have access to the materials that are the subject of this Agreement sign a suitable confidentiality and work-for-hire/ assignment agreement and be advised of the confidentiality and other applicable provisions of this Agreement.




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6.3      Information is not considered to be Confidential Information if the
         Operator can demonstrate that it:

         (a) is already or other becomes publicly known through no act of the Operator;

         (b) is lawfully received from third parties subject to no restriction of confidentiality;

         (c) can be shown by the Operator to have been independently developed by it without the use of Confidential Information;

         (d) is required or authorized by applicable law, regulation, or by administrative, quasi-judicial, or judicial order or decree to be disclosed; or

         (e) is authorized in writing by the Company to be disclosed, copied, or used.

6.4 The Operator acknowledges that any breach of the confidentiality provisions of this Agreement by the Operator will result in irreparable harm to the Company. The Operator therefore agrees that the Company will have the right to an injunction or other equitable relief to enforce this Agreement and any of its provisions, without prejudice to any other rights and remedies that the Company may have.

7.       INDEMNITY, LIMITATIONS ON LIABILITY & DISCLAIMERS

7.1 The Operator will indemnify, defend, and hold the Company, its affiliates, and their respective officers, directors, contractors, and agents harmless from any and all third-party claims, demands, or actions and resulting costs (including without limitation, punitive damages, court costs, arbitration fees, penalties, fines, amounts paid in settlement of claims, and reasonable legal fees, disbursements, and expenses of investigation) arising out of or on account of claims for:

         (a) any negligent act, omission, or willful misconduct of the Operator in the performance of this Agreement;

         (b) any misrepresentation by the Operator or any breach of a provision of this Agreement by the Operator; and

         (c) the Operator's failure to comply with local, provincial, state, federal, or international law.

7.2 Except as expressly provided in this agreement, the website hosting, site management, marketing and internet advertising services are not guaranteed and are provided "as is" and the Operator gives no representations, warranties, or conditions of any kind, express or implied, including without limitation, representations, warranties or conditions as to uninterrupted or error free service, accessibility, privacy of files or e-mail, security, merchantability, quality, or fitness for a particular purpose and those arising by statute or otherwise, or from a course of dealing or usage of trade.




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7.3      Subject to Article 6, and sections 7.1 and 8.3, the Operator, its directors, officers, employees, agents, contractors, or affiliates, will not be liable for any claim for:

         (a)  punitive, exemplary, or aggravated damages;

         (b) damages for loss of profits or revenue, failure to realize expected savings, loss of use or lack of availability of Company materials or facilities, including without limitation, its computer resources, Website and any stored data;

         (c)  indirect, consequential, or special damages;

         (d) contribution, indemnity, or set-off in respect of any claims against the Company;

         (e) any damages whatsoever relating to third-party products, Company materials, or any goods or services not developed or provided by the Operator; or

         (f) any damages whatsoever relating to interruption, delays, errors, or omissions.

         Without limiting the foregoing, the Operator's, its directors', officers', employees', agents', contractors', and affiliates' maximum total liability for any claim whatsoever, including without limitation, claims for breach of contract, tort (including without limitation, negligence) or otherwise, and the Company's sole remedy, will be an award for direct, provable damages not to exceed the amount of fees paid to the Operator under this agreement during the current term. no action, regardless of form, arising out of this agreement may be brought by the Company more than 12 months after the facts giving rise to the cause of action have occurred, regardless of whether those facts by that time are known to, or reasonably ought to have been discovered by, the Company.

7.3 This Article 7 will survive the termination or expiry of this Agreement.

8.       SITE MANAGEMENT, MARKETING AND INTERNET ADVERTISING SERVICES

8.1 The Company authorizes the Operator to use the Company's Advertising Inventory and to post or add Advertisements to the Company's Website for the purpose of managing, administering, and overseeing the advertising included or contained in the Company's Website (the "INTERNET ADVERTISING SERVICES"). Notwithstanding the generality of the foregoing, the Company will retain the unrestricted right to require the Operator to remove or alter any Advertisements from the Company's Website which the Company (in its sole discretion) objects to. The Company agrees that the Operator will negotiate the amount of, and retain, all fees payable by third parties for the inclusion of their Advertisements within the Company's Website, subject to the aforesaid right of the Company to exclude or alter Advertising as aforesaid. The Operator will not bind the Company and will not purport to grant third parties any exclusive advertising or other rights on the Company's Website or to bind the Company to carry any specific Advertisement on the Company's Website.




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8.2      As part of the Internet Advertising Services, but without limiting the generality of that term, the Operator will use commercial best efforts to:

         (a)  preserve and add to the Advertising Inventory;

         (b) correct promptly all technical errors, problems, or difficulties that may hamper, delay, or defeat the proper display and functioning of the Advertising Inventory; and

         (c) ensure that all Advertisements on the Company's Website comply with applicable legal and regulatory requirements and do not expose the Company to any legal or regulatory action, claim, proceeding, or investigation.

8.3 Despite section 7.3, the Operator will indemnify, defend, and hold the Company, its affiliates, and their respective officers, directors, contractors, and agents harmless from any and all third-party claims, demands, or actions and resulting costs (including without limitation, punitive damages, court costs, arbitration fees, penalties, fines, amounts paid in settlement of claims, and reasonable legal fees, disbursements, and expenses of investigation) arising out of or on account of claims in any way related to any Advertisement that the Operator places on the Company's Website. This section will survive the termination of this Agreement.

8.4 The Operator acknowledges that the Company makes no representations or warranties with respect to the Advertising Inventory.

8.5 In consideration of the Company's authorization to use the Advertising Inventory and the Operator's right to retain all advertising fees paid by third parties for advertising on the Company's Website during the term that sections 8.1 and 8.2 remain in effect (the "INTERNET ADVERTISING FEE"), the Operator will pay a non-refundable fee for each calendar month equal to 50% of the Internet Advertising Fee collected in the preceeding month, such amount to be not less than US$112,000 (One hundred and twelve United States Dollars) per month.

9.       TERM & TERMINATION

9.1 The term of this Agreement is one year (the "TERM" ) from Effective Date. This Agreement will automatically renew at the end of the current Term, upon the same terms and conditions. However, this Agreement will not renew if either party has delivered by facsimile, courier, or regular mail, to the other, a written notice of intent not to renew this Agreement and such notice of intent must be received by the Operator not less than 60 days in advance of the end of the current Term.

9.2 Without limiting any other rights or remedies available under this Agreement, at law or in equity, either party has the right to terminate this Agreement without notice to the other party if:




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         (a)  the other party is in breach of any of its representations, warranties, or obligations under this Agreement, and such breach is not cured within 14 calendar days;

         (b)  it has not received any payment when due under this Agreement; or

         (c) bankruptcy or insolvency proceedings are taken by or against the other party or if a receiver, trustee, or other similar person is appointed over the other party's assets.

9.3 Not later than 7 calendar days after the termination of this Agreement for any reason, the Operator will cease to use and will return to the Company all originals and copies of the Website, the Confidential Information, the Advertising Inventory, and any other materials provided to the Operator under this Agreement.

10.      DISPUTE RESOLUTION & GOVERNING LAW

10.1 The parties agree to submit any dispute arising out of or in connection with this Agreement to binding arbitration in Vancouver, British Columbia before a single arbitrator, appointed by agreement of the parties (or, if they are unable to reach agreement within 21 calendar days, appointed by a justice of the British Columbia Supreme Court) pursuant to the provisions of this section 13.1, and to the extent not inconsistent with this Agreement, the Commercial Arbitration Act (British Columbia), the International Commercial Arbitration Act (British Columbia), and the Rules of the British Columbia International Commercial Arbitration Centre. The parties agree that such arbitration will be in lieu of either party's rights to assert any claim, demand, or suit in any court action, provided that either party may elect either binding arbitration or a court action with respect to a breach by the other party of such party's proprietary rights, including without limitation any trade secrets, copyrights, or trademarks. Any arbitration will be final and binding and the arbitrator's order will be enforceable in any court of competent jurisdiction.

10.2 The validity, construction, and performance of this Agreement will be governed by the laws of British Columbia, and the applicable laws of Canada, and all claims and/ or lawsuits in connection with this Agreement must be brought in the courts of British Columbia.

11.      GENERAL PROVISIONS

11.1 NOTICES. For the purposes of all notices and other communications required or permitted to be given under this Agreement, the addresses of the parties will be as indicated on page one, above. All notices will be in writing and will be sent via messenger, overnight delivery services, telecopier, or mail, and will be deemed complete upon receipt.

11.2 ENTIRE AGREEMENT. This Agreement, including the attached Schedules, if any, which are incorporated by reference as though fully set out, contains the entire understanding and




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         agreement between the parties with respect to its subject matter, supersedes all prior oral or written understandings and agreements relating thereto except as expressly otherwise provided, and may not be altered, modified, or waived in whole or in part, except in writing, signed by the duly authorized representatives of the parties.

11.3 FORCE MAJEURE. Neither party will be held responsible for damages caused by any delay or default due to any contingency beyond its control preventing or interfering with performance under this Agreement.

11.4 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to any law, the remaining provisions will remain in full force and effect as if said provision never existed.

11.5 CONTRACT ASSIGNMENT. This Agreement is personal to the Operator. The Operator may not sell, transfer, sublicense, hypothecate, or assign its rights and duties under this Agreement without the written consent of the Company. No rights of the Operator under this Agreement will devolve by operation of law or otherwise upon any receiver, liquidator, trustee, or other party. This Agreement enures to the benefit of the Company, its successors, and assigns.

11.6 WAIVER AND AMENDMENT. No waiver, amendment, or modification of any provision of this Agreement will be effective unless consented to by both parties in writing. No failure or delay by either party in exercising any rights, power, or remedy under this Agreement will operate as a waiver of any such right, power, or remedy.

11.7 AGENCY. The parties are separate and independent legal entities. The Operator is performing services for the Company as an independent contractor. Nothing contained in this Agreement will be deemed to constitute either the Operator or the Company as an agent, representative, partner, joint venturer, or employee of the other party for any purpose. Neither party has the authority to bind the other or to incur any liability on behalf of the other, nor to direct the employees of the other.

11.8 CONTRACT INTERPRETATION. Ambiguities, inconsistencies, or conflicts in this Agreement will not be strictly construed against the drafter of the language but will be resolved by applying the most reasonable interpretation under the circumstances, giving full consideration to the parties' intentions at the time this Agreement is entered into.

11.9 NO THIRD PARTY RIGHTS. This Agreement is not for the benefit of any third party, and will not be considered to grant any remedy to any third party whether or not referred to in this Agreement.

11.10 GENDER AND NUMBER. Words expressed in one gender are deemed to include all genders and the singular includes the plural and vice versa.

11.11 HEADINGS. Headings have been inserted into this Agreement for convenience of reference only and they do not affect the interpretation of this Agreement.




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11.12    TIME. Time is of the essence in this Agreement.

11.13 CURRENCY. All monetary values set out in this Agreement or in any Schedule to this Agreement are deemed to be in Canadian dollars, unless otherwise expressly stated.

11.14    RELATIONSHIP OF THE PARTIES. The Operator:

         (a) is an independent contractor, not an employee of the Company. No employment relationship is created by this Agreement;

         (b) as used in this Agreement, means the person or entity that signs this Agreement and all its employees and agents;

         (c) will retain independent professional status throughout this Agreement and will use his or her own discretion in performing the tasks assigned;

         (d) is not an employee of the Company and is ineligible for any benefits that the Company offers to its employees; and

         (e) will report as income to the appropriate government agencies all compensation received pursuant to this Agreement and will pay all applicable taxes. The Company will not make deductions from its fees for taxes, insurance, bonds, or other subscription of any kind.




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11.15    COUNTERPARTS. This Agreement may be executed and delivered in counterparts and by telecopier with the same effect as if the parties had concurrently executed and delivered the same original copy of this Agreement.


AS EVIDENCE OF THEIR AGREEMENT the parties have executed this Agreement on the date written on page one, above.


Accepted and Agreed by the Company:      Accepted and Agreed by the Operator:

BINGO.COM, INC.                          NEXT LEVEL INC.

by:                                      by:

/s/ Tryon Williams                       /s/ Patrick Smyth
-----------------------------            ----------------------------
AUTHORIZED SIGNATORY                     AUTHORIZED SIGNATORY


I HAVE AUTHORITY TO BIND THE             I HAVE AUTHORITY TO BIND THE
CORPORATION                              CORPORATION